EXHIBIT 32.2

                           SECTION 1350 CERTIFICATION


         In connection with the Quarterly Report on Form 10-Q of Pegasus Aircraft Partners II, L.P. (the "Partnership") for the period ended September 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), and pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, I, Clifford B. Wattley, President and Director of Air Transport Leasing, Inc., Administrative General Partner of the Partnership, hereby certify that:

         1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Partnership.



Date:    November 12, 2004           By: /s/ CLIFFORD B. WATTLEY
         -----------------               -----------------------
                                         Clifford B. Wattley
                                         President and Director of Air Transport
                                         Leasing, Inc.